UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 1, 2010

 Hampton Roads Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

999 Waterside Drive, Suite 200, Norfolk, Virginia 23510
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 1, 2010, Hampton Roads Bankshares, Inc. (the “Company”) received a non-compliance notice from the NASDAQ Stock Market (the “NASDAQ Letter”) stating that because the Company did not timely file its Annual Report on Form 10-K for the period ended December 31, 2009 (the “Form 10-K”), it is no longer in compliance with the rules for continued listing, including Rule 5250(c)(1).  NASDAQ Marketplace Rule 5250(c)(1) requires the Company to file with NASDAQ, on a timely basis, all reports and other documents required to be filed with the Securities and Exchange Commission.

The NASDAQ letter indicates that the Company has 60 days, or until June 1, 2010, to submit a plan to regain compliance.  If such a plan is timely submitted by the Company, the NASDAQ Staff can grant the Company up to 180 calendar days from the due date of the Form 10-K, or until September 13, 2010, to regain compliance.

The Company anticipates filing the Form 10-K this month.  If the Company is unable to file the Form 10-K by June 1, 2010, it intends to submit a plan to regain compliance to the NASDAQ Listing Qualifications Department.  In determining whether to grant the exception, NASDAQ will consider several factors, including the Company’s past compliance history and the reasons for the late filing.  The Company cannot provide any assurance that NASDAQ would grant an exception for the full 180-day period contemplated in the NASDAQ Marketplace Rules, if at all.  The Company’s common stock would continue to be listed on NASDAQ until June 1, 2010, and for any exception period which may be granted to the Company by the NASDAQ Listing Qualifications Department.  However, until the Company regains compliance, quotation information for the Company’s common stock will include an indicator of the Company’s non-compliance, and the Company will be included in a list of non-compliant companies on the NASDAQ website.

Item 7.01	Regulation FD Disclosure

On April 7, 2010, the Company issued a press release announcing its receipt of the NASDAQ letter.  A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Ex. 99.1                 Press Release, dated April 7, 2010

Forward Looking Statements

Certain statements in this Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as the ability to file the Form 10-K and regain compliance with the NASDAQ rules.  Although the Company believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements. For an explanation of the risks and uncertainties associated with our forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31,

2008, Forms 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, and other reports filed and furnished to the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements made in this Form 8-K and it shall not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such solicitation would be unlawful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: April 7, 2010	By:	/s/ John A.B. Davies, Jr.
John A.B. Davies, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.        Description

Ex. 99.1                       Press Release, dated April 7, 2010